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                                   Exhibit 99
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                                                       September 25, 2001
A Message to our Shareowners
September 11th World Trade Center Attacks and Related Events


Dear Shareowners,

Many of you have written or phoned to ask about the safety of OPL employees and/or the exposure OPL may face to loss from the various events that occurred on September 11th. First and foremost, thank you for your concerns about employee safety. I am pleased to report that all of our employees are safe and sound. We grieve, however, for many friends and colleagues in our industry who are missing; all of us at OPL offer our condolences to family members, friends, and business partners who have been impacted by these events.

Any financial losses the insurance industry or we might suffer are immaterial compared to the loss of human life. Because we are in the business of taking risk, we will suffer some losses related to the events of two weeks ago. Given our strong balance sheet, the size of our surplus, and the limited number of contracts we have written which are exposed to this event, any of OPL's claim obligations will be easily met without threat to our financial stability.

Many other insurance and reinsurance companies reported preliminary loss estimates much earlier than we have. We wanted to be very deliberate in our evaluations, and because our shares are not publicly traded, we didn't have any pressure to report figures before the stock markets reopened. We were therefore able to perform a very complete review of our exposure and also perform a "reasonableness check" of many of our assumptions with key industry contacts.
In order to derive our loss estimates, we based our analysis on a "ground up" review of every contract OPL has ever written (many of which are now in runoff; and proportionately fewer are active accounts). This assessment process identified only 20 contracts with some potential for loss exposure which were then subject to detailed reviews. Our actuaries and underwriters reviewed coverage limits, terms, and exposure; we contacted ceding companies where necessary; and we double-checked our macro assumptions with other industry sources for consistency and reasonableness. Similar reviews were performed at OPUS Re, which began operations less than a year ago. We also performed a thorough review of our reinsurance protections, including an assessment of possible amounts that may prove to be unrecoverable from reinsurers whose financial health could be threatened by the September 11 events. We have determined after all these analyses that our net income for the third quarter of 2001 will be reduced by $114 million to reflect our estimated incurred losses and a provision for uncollectible reinsurance in relation to these events.

Essentially, OPL's exposure to the terrorist events emanates from three major sources: our aviation writings/1/, the property business we write/2/, and some other miscellaneous accounts/3/. Our current risk management controls are designed to limit our losses from major catastrophic events to less than 10% of OPL's surplus, and the figure reported above is well under that level. As difficult as this loss is for our industry, it should also produce a quick return to increased "hard market" pricing where financially strong reinsurers like OPL will benefit from a flight to

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/1/ Earlier this year, OPL made a determination that unless we could secure world-class aviation underwriting talent, we would be withdrawing from the aviation class of business (OPL originally expanded into this class in 1998). Consequently, we had already reduced our aviation exposure and writings considerably, but many of the older accounts were still active - this line of business contains many "three-year" policies, for example. OPUS Re does not write aviation business.

/2/ Most of the active business we write comes from our relationship with Renaissance Re, which underwrites property catastrophe business on our behalf. Renaissance Re has already announced that its share of the September 11th losses will be substantially less than its "market share" of the property cat market would indicate. (A minor amount of other property business is written by OPUS Re in Philadelphia; and some property exposure still exists from old London accounts written by OPL which we non-renewed January 1, 2000 but are still "running off.")

/3/ Some old "financial products" accounts dating back to 1996, for example, essentially included 5-year coverage for catastrophe exposure of this magnitude. OPUS Re does not write contracts of this nature.
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quality reinsurance security. To that end, we are already working hard on programs to help existing and new clients with their reinsurance needs for 2002 and beyond.

Since I assumed the role of CEO over 18 months ago, there have been a number of events and challenges for both the shareowners and the employees of OPL. We have had little positive news to convey to you, and these latest events (devastating on a personal basis for many in our industry) will pose financial hardship for a number of companies. However, these events are expected to result in a sharp reversal in the recent trend of declining reinsurance profitability. Throughout our organization, the management teams and all our employees will strive to capitalize on these improving trends, with a view to increasing profitability and hence growth in fair value to our shareowners.

/s/ Mary R. Hennessy
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Mary Hennessy
President & Chief Executive Officer
September 25, 2001


This Message to Shareowners is being distributed via the Company's website at www.overseaspartners.com and as a Form 8-K filing with the United States Securities & Exchange Commission.


Safe Harbor Disclosure
----------------------
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Some of the statements contained in this Message to our Shareowners contain forward-looking information. Forward-looking statements are statements other than historical information or statements of current condition. Some forward looking statements can be identified by the use of such words as "expect," "believe," "goal," "plan," "intend," "estimate," "may" and "will" or similar words. These forward-looking statements relate to our plans and objectives for future operations including our growth and operating strategy, our implementation of new products and new reinsurance programs, trends in our industry and our policy on future dividends.

You should be aware that these statements are subject to risks, uncertainties and other factors, that could cause the actual results to differ materially from those suggested by the forward-looking statements. Accordingly, there can be no assurance that those indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by our forward-looking statements are:

 . our ability to replace, with profitable business, the revenues that we derived in the past from reinsurance of excess value package insurance associated with the business of United Parcel Service of America, Inc.
 . pricing pressure resulting from the competitive environment in which we operate
 . the uncertainties of the reserving process
 . the uncertainties surrounding the estimates of losses incurred as a result of the terrorist attacks on the World Trade Center and the related events of September 11, 2001
 . our ability to collect reinsurance recoverables, particularly given the increased credit risk following the terrorist attacks on the World Trade Center and the related events of September 11, 2001
 . the occurrence of catastrophic events with a frequency or severity exceeding our estimates
 . loss of the services of any of the Company's executive officers
 . uncertainties relating to government and regulatory policies (such as subjecting us to insurance regulation or taxation in certain jurisdictions)
 . losses due to interest rate fluctuations
 . volatility in global financial markets which could affect our investment portfolio
 . the resolution of any pending or future tax assessments by the IRS against us . the resolution of other pending litigation
 . the impact of mergers and acquisitions
 . our ability to integrate new businesses and significant new staff with our existing operations.

We do not undertake to update these forward-looking statements in any manner.